EXHIBIT 10.11
			  PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into effective as of the 1st day of January 1996, by and between JOSHUA LEVY ("Pledgor") and HEMABIOLOGICS, INC., a California corporation ("Pledgee").
     WHEREAS, Pledgor is indebted to Pledgee for borrowings totaling One Hundred Eight Thousand, Nine Hundred Seventy-Three and 00/100 Dollars ($108,973.00), as evidenced by a Promissory Note of concurrent date herewith (the "Note") made and delivered in replacementand cancellation of various demand notes previously given by Pledgor to Pledgee; and
     WHEREAS, as a condition to accepting the Note, Pledgee has demanded that Pledgor secure his obligations under the Note by the pledge of Forty Thousand (40,000) shares of the Common Stock of HemaCare Corporation, a California corporation ("HemaCare"), owned of record and beneficially by Pledgor (the "Pledged Shares").
     NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto agree as follows:

     1.   Pledge of Stock.

	 (a) As security for the full and prompt payment of all amounts due under the Note and the full and prompt performance of this Agreement by Pledgor (collectively, the "Secured Obligations"), Pledgor hereby assigns, transfers, pledges, grants a security interest in and delivers to Pledgee HemaCare stock certificate(s) number(s) 5074
     (1,000 shares), 5094 (5,000 shares), 5095 (5,000 shares), 5096
     (5,000 shares), 5107 (10,000 shares), 5108 (10,000 shares) and 6039
     (4,000 shares), representing the Pledged Shares, duly endorsed in blank or accompanied by an executed stock power, together with all proceeds thereof, additions thereto and replacements and substitutions therefor, including without limitation any and all new or substituted or additional shares, other securities, cash or other properties distributed with respect to the Pledged Shares or other securities or interests subject to this Agreement whether as a result of merger, consolidation, dissolution, reorganization, recapital-ization, stock split, reverse stock split, stock dividend, reclass-ification, redemption or any other change declared or made in the capital structure of HemaCare, or otherwise (the "Collateral").
     Pledgor hereby consents to Pledgee's presentation of the certificate representing the Pledged Shares or any other Collateral in respect thereof to HemaCare, or its transfer agent, for the purpose of changing the name of the registered owner of the Collateral from Pledgor to Pledgee, but only upon the occurrence of a Default, as defined in Section 4.

	  (b) Pledgor shall from time to time make, execute, acknowledge and deliver all such further documents, instruments and assurances as may be requested by Pledgee to perfect or preserve the security interest created by and to carry out the intent of this Agreement, and hereby authorizes Pledgee to file financing statements and amendments thereto or any other document relating to all or any part of the Collateral where desirable in Pledgee's judgment to perfect the security interest granted herein without the signature of Pledgor
     (where permitted by law).

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	  (c)  Pledgor shall promptly reimburse Pledgee for any and all sums, including costs, expenses and reasonable attorneys' fees, which Pledgee may pay or incur in defending, protecting or enforcing the pledge and security interest under this Agreement or the priority thereof, or in enforcing or collecting the Secured Obligations, or in discharging any prior or subsequent lien or adverse claim against the Collateral or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Collateral or the rights of Pledgee therein, all of which actions Pledgee shall have the right to take.

     2. Rights With Respect to Distributions. Pledgee may upon the occurrence of a Default receive and apply against any amounts due under any Secured Obligations any dividends or other distributions made with respect to the Collateral. Any and all other such dividends or other distributions shall belong to and shall be paid over to Pledgor.

3.   Conditional Irrevocable Proxies/Voting Rights.

	  (a) Pledgor hereby irrevocably appoints Pledgee as Pledgor's proxy holder with respect to the Pledged Shares and any additional Collateral in respect thereof with full power and authority to vote such Collateral and otherwise act with respect to such Collateral on behalf of Pledgor, provided that this proxy shall only be operative upon the occurrence of a Default and only for so long as such Default continues. Subject to
     Section 2 hereof, so long as there is no Default, Pledgor shall be entitled to the full ownership rights as the owner of the Collateral, including, without limitation, the voting and management rights pertaining thereto.

	  (b) In the event that Pledgee becomes the registered owner of the Pledged Shares as contemplated by Section 1 hereof, Pledgee hereby irrevocably appoints Pledgor as Pledgee's proxy holder with respect to the Pledged Shares with full power and authority to vote the Pledged Shares Collateral and otherwise act with respect to the Pledged Shares on behalf of Pledgee, provided that this proxy shall only be operative during the period or periods in which there shall be no uncured Default. In addition, Pledgee shall issue to Pledgor any other proxies demanded by Pledgor pursuant to Section 705(d) of the California Corporations Code.

	  (c) The foregoing proxies are each coupled with an interest and shall be irrevocable in the case of the proxy granted by Pledgor until the final release of the Collateral pursuant to Section 6 hereof and in the case of the proxy granted by Pledgee until the termination of Pledgor's interest in the Collateral.

     4. Default. Pledgee may elect to accelerate the entire outstanding balance of the Note and shall thereupon and thereafter have any or all of the rights and remedies to which a secured party is entitled in the event of and after default under the provisions of the California Uniform Commercial Code - Secured Transactions, as amended and in effect on the date hereof, upon the occurrence of any of the following (each of which shall be deemed to be a "Default" for purposes of this Agreement):

	  (a) The default of Pledgor to satisfy fully any amount due and payable under any Secured Obligation within ten (10) days after the due date provided for in the Secured Obligation or in the event of

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     a breach of any other term of this Agreement that is not cured within fifteen (15) days after written notice of such breach is given to Pledgor.

	  (b) An assignment by Pledgor for the benefit of creditors; a filing by or against Pledgor of a voluntary or involuntary petition in bankruptcy; a filing by Pledgor of a petition or an answer seeking for such person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; a filing by Pledgor of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against Pledgor in any proceeding of such nature; a seeking of, consent to or acquiescence in the appointment of a trustee, receiver or liquidator of Pledgor or of all or any substantial part of Pledgor's assets or the appointment without Pledgor's consent or acquiescence of such a trustee, receiver or liquidator; or the insolvency of Pledgor.

Notwithstanding the foregoing, Pledgee shall not have any right to require the registration or qualification of the Collateral for public offering under any federal or state securities laws.

     5. Application of Proceeds of Sale. The proceeds of sale of any Collateral sold pursuant to Section 4 hereof shall be applied by Pledgee as follows:

     First: to the payment of the reasonable costs and expenses of such sale, including the out-of-pocket expenses of Pledgee and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and to the payment of all reasonable advances made by Pledgee for the account of Pledgor hereunder and the payment of all reasonable costs and expenses incurred by Pledgee in connection with the administration and enforcement of this Agreement;

     Second: to the payment in full of all amounts then due and payable under the Secured Obligations; and
     Third:  to the payment to Pledgor of any remaining proceeds.

     6. Final Release of Collateral. Upon the satisfaction in full of the Secured Obligations, all right, title and interest in and to the Collateral shall completely revest in Pledgor, and Pledgee shall execute and deliver all documents and instruments necessary to accomplish such revesting.

     7. Representations and Warranties. Pledgor hereby represents and warrants that:

	  (a) Ownership of Collateral. Pledgor is the legal and equitable owner of the Collateral, free and clear of all liens, charges, encumbrances and security interests of every kind and nature, except for any community property interest of the spouse, if any, of Pledgor.

	  (b) Authority to Pledge. Pledgor has the right and power to pledge the Collateral in the manner hereby done or contemplated.

	  (c) Governmental Approval. No consent or approval of any governmental body or regulatory authority is necessary to the validity of the rights created hereunder.

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

	   (d) Validity of Security Interest. This Agreement constitutes a good, valid and subsisting security interest in all of the Collateral for the full amount of the Secured Obligations.

     8. Consent of Spouse; Further Assurances. Pledgor shall promptly cause his spouse to execute a Consent of Spouse in the form attached to this Agreement and deliver such executed Consent to Pledgee. Upon demand, Pledgor shall execute and deliver to Pledgee such instruments and documents as Pledgee may deem reasonably necessary or advisable to confirm or perfect the rights of Pledgee under this Agreement and Pledgee's interest in the Collateral. Pledgor shall take all necessary and reasonable action to preserve and protect the security interest created hereby as a first lien and encumbrance upon the Collateral.

     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of each of the parties hereto.

     10. Entire Agreement. This Agreement, together with the Secured Obligations, represents the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, discussions and negotiations. This Agreement may not be amended, supplemented or otherwise modified except in a writing signed by the parties hereto.

     11. Counterparts. This Agreement may be executed simultaneously, in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. Headings; Gender; Number. The headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
In this Agreement, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural numbers include one another.

     13. No Waiver. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof.

     14. Applicable Law. This agreement shall be governed, construed and interpreted in accordance with the laws of the State of California without giving effect to conflict of laws rules or principles.

     15. Attorneys' Fees. If any litigation or any other proceeding is commenced in connection with or related to this Agreement, the losing party or parties shall pay the reasonable expenses, including without limitation the attorneys' fees and expenses of investigation, of the prevailing party or parties.

     16. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable

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law, each party waives any provision of law that renders or would render any provision of this Agreement invalid, illegal or unenforceable.

     17. Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be personally delivered or sent first class mail, registered or certified, postage prepaid, to the appropriate party or parties at their respective addresses set forth in the Note. Notices and other communications shall be deemed delivered, in the case of personal delivery, on the date of their receipt at the address specified for delivery of such notices, and, in the case of delivery by mail, five (5) days after being placed in the mail, unless otherwise specified herein. Any party may change its address for the giving of notices and other communications by notice given in accordance with this paragraph.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

				PLEDGOR:

					 /s/ Joshua Levy
				       --------------------
					  Joshua Levy

				 PLEDGEE:

					HEMABIOLOGICS, INC.

				   By:  /s/ Hal I. Lieberman
				       -----------------------
				       Hal I. Lieberman, President
					 Signature and Title

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			      CONSENT OF SPOUSE

     The undersigned has read the foregoing Pledge Agreement (the "Agreement") and is aware of and understands its terms and conditions, including the restrictions it imposes on shares of Common Stock of HemaCare Corporation ("HemaCare") owned by Joshua Levy, including her community interest therein, if any. The undersigned further acknowledges, understands and agrees to comply fully with the provisions of the Agreement, and further directs the executors of her will or the administrators of her estate or her other representatives to take all actions necessary or appropriate to give effect to the provisions of the Agreement. The undersigned hereby consents and agrees to execute and deliver such instruments and documents and to do such other acts as may be necessary or appropriate to carry out the provisions of this Consent and the Agreement. The undersigned has been given full access and disclosure of all facts surrounding the Agreement and HemaCare, has had full and ample opportunity to receive independent advice with respect to her entering into this Consent, is freely and voluntarily entering into this Consent, and acknowledges that to the extent required the undersigned has received notice under California Family Code 1100.

Dated:


				     /s/ Doris Levy
				    ---------------------
					 Doris Levy

/s/ Linda McDermott
- ----------------------
     Witness


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